EXHIBIT 5.1

STRADLING YOCCA CARLSON & RAUTH
A PROFESSIONAL CORPORATION ATTORNEYS AT LAW 660 NEWPORT CENTER DRIVE, SUITE 1600 NEWPORT BEACH, CA 92660-6422 TELEPHONE (949) 725-4000 FACSIMILE (949) 725-4100	SAN FRANCISCO OFFICE 44 MONTGOMERY STREET, SUITE 4200 SAN FRANCISCO, CALIFORNIA 94104 TELEPHONE(415) 283-2240 FACSIMILE(415) 283-2255
SANTA BARBARA OFFICE 302 OLIVE STREET SANTA BARBARA, CALIFORNIA 93101 TELEPHONE(805) 564-0065 FACSIMILE(805) 564-1044

December 19, 2005

Ceradyne, Inc.
3169 Red Hill Avenue
Costa Mesa, CA 92626

Re:	Registration Statements on Form S-3 (Filing Nos. 333-129197 and 333-130296) of Ceradyne, Inc.

Dear Ladies and Gentlemen:

We have acted as counsel to Ceradyne, Inc., a Delaware corporation (the “Company”), in connection with (a) the shelf Registration Statement on Form S-3 (Registration No. 333-129197), which was filed with the Securities and Exchange Commission (the “Commission”) on October 21, 2005, as amended by Amendment No. 1 thereto, which was filed with the Commission on November 15, 2005 (as so amended, the “Original Registration Statement”), and (b) the Registration Statement on Form S-3 (Registration No. 333-130296), which was filed with the Commission on December 13, 2005 pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Act”). The Original Registration Statement was declared effective on December 1, 2005, and the Rule 462(b) Registration Statement became effective automatically on December 13, 2005 in accordance with Rule 462(b). The Original Registration Statement and the Rule 462(b) Registration are collectively referred to herein as the “Registration Statement.” The Registration Statement provides for the offering, issuance and sale, from time to time, of the securities described in the Registration Statement at an aggregate initial offering price that will not exceed $240 million ($200 million pursuant to the Original Registration Statement and up to an additional $40 million pursuant to the Rule 462(b) Registration Statement).

This opinion updates and supplements our opinions dated November 15, 2005 and December 13, 2005, filed as exhibits to the Original Registration Statement and the 462(b) Registration Statement respectively. At your request, this opinion is being furnished to you for filing on a Current Report on Form 8-K of the Company and incorporation by reference as Exhibit 5.1 to the Registration Statement.

Pursuant to the terms of the Registration Statement, the Company is offering an aggregate of 2,070,000 shares of common stock, par value $0.01, (the “Common Stock”), including 270,000 shares that are subject to an over-allotment option granted to the underwriters. Said shares of Common Stock are to be sold to the underwriters as described in the Registration Statement, and that certain Purchase Agreement (the “Equity Purchase Agreement”), dated December 13, 2005, by and between the Company and the several underwriters named on Schedule A thereto, for sale to the public.

Pursuant to the terms of the Registration Statement, the Company is also offering an aggregate principal amount of $121.0 million of 2.875% Senior Subordinated Convertible Notes due 2035 (the “Notes”), including $11.0 million of Notes that are subject to an over-allotment option granted to the underwriters. Said Notes are to be sold to the underwriters as described in the Registration Statement, and that certain Purchase Agreement (the “Debt Purchase Agreement”), dated December 13, 2005, by and between the Company and the several underwriters named on Schedule A thereto, for sale to the public. The Notes will be issued pursuant to an Indenture (the “Base Indenture”), dated December 19, 2005, between the Company and Union Bank of California, National Association (the “Trustee”), the form of which was filed as an exhibit to the Registration Statement, as supplemented by a First Supplemental Indenture (the “Supplemental Indenture”) filed with the Commission as Exhibit 4.2 to the Current Report on Form 8-K of the Company dated December 19, 2005 (the “December 19, 2005 Form 8-K”). The Base Indenture and the Supplemental Indenture are collectively referred to herein as the “Indenture.”

As your counsel, we have examined the proceedings taken by you in connection with the authorization, issuance and sale of the Common Stock and the Notes. We have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have also assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies, and the genuineness of all signatures.

In particular, we have examined copies of the following: (i) the Certificate of Incorporation of the Company, as amended, (ii) the Bylaws of the Company, as amended (iii) the Indenture, (iv) the form of Note filed with the Commission as Exhibit 4.3 to the December 19, 2005 Form 8-K, (v) the prospectus contained in the Original Registration Statement at the time it was declared effective (the “Base Prospectus”), (vi) the preliminary prospectus supplements, each dated December 1, 2005, relating to the offering of the Common Stock and the Notes, in the forms filed with the Commission under Rule 430B and 424(b) promulgated under the Act (the “Preliminary Prospectuses”), and (vii) the final prospectus supplements, each dated December 13, 2005, relating to the offering of the Common Stock and the Notes, in the forms filed with the Commission under Rule 430B and Rule 424(b) promulgated under the Act (the “Final Prospectuses”). The Final Prospectus relating to the offer of Common Stock, together with the Base Prospectus, are collectively referred to as the “Equity Prospectus.” The Final Prospectus relating to the offer of Notes, together with the Base Prospectus, are collectively referred to as the “Debt Prospectus.”

We have also assumed the legal capacity of all natural persons and that, with respect to all parties to agreements or instruments relevant hereto other than the Company, such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action, executed and delivered by such parties, and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

As to questions of fact material to the opinions expressed herein, we have relied upon the representations of each party made in the Indenture and the other documents and certificates delivered in connection therewith, certificates of officers of the Company and certificates and advices of public officials. Although we have not independently verified the accuracy of such representations and certifications, we have no actual knowledge of any material misstatement or inaccuracy therein.

Based upon and subject to the foregoing and the statements contained herein, we are of the opinion that:

1.    When issued and sold in the manner described in the Registration Statement and the Equity Prospectus, the 2,070,000 shares of Common Stock will be legally issued, fully paid and nonassessable.

2.    When (a) the Indenture has been duly executed and delivered by the Company and (b) the Notes have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement and the Debt Prospectus, the Notes will constitute valid and legally binding obligations of the Company.

3.    The shares of Common Stock issuable upon conversion of the Notes have been duly authorized, and when issued upon conversion of the Notes in accordance with the terms of the Indenture and the Notes, will be validly issued, fully paid and nonassessable.

The opinions set forth herein are subject to the following additional qualifications, assumptions and exceptions:

1.    the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors' generally; and

2.    the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

We hereby consent to the use of this opinion as an Exhibit 5.1 to the December 19, 2005 Form 8-K, to the incorporation by reference of this opinion into the Registration Statement and to the reference to us under the heading "Legal Matters" in the Base Prospectus, the Preliminary Prospectuses and the Final Prospectuses, which form a part thereof.

We advise you that we are opining herein as to the effect on the subject transactions only of the federal laws of the United States, the internal laws of the State of New York, the General Corporation Law of the State of Delaware and, to the extent applicable, the laws of the State of California. We call your attention to the fact that we are not licensed to practice in the State of Delaware. We express no opinion regarding the choice of law provisions of the Indenture because the determination of which law applies is dependent on the specific facts and circumstances of each situation.

This opinion is furnished to you in connection with the specific legal matters expressly set forth herein and speaks only as of the date hereof.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH

/s/ Stradling Yocca Carlson and Rauth